UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12

PHH Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHH Corporation to Present at JMP Securities Research Conference
Mt. Laurel, NJ — May 12, 2009 — PHH Corporation (NYSE: PHH) is scheduled to present at the JMP Securities Research Conference on Tuesday, May 19, 2009 at 8:30 a.m. PDT (11:30 a.m. EDT) in San Francisco. Terry Edwards, president and chief executive officer, and Sandra Bell, executive vice president and chief financial officer, will make the presentation. There will be a live audio webcast of the PHH presentation. Interested investors may access the webcast at www.phh.com or at the JMP conference website at http://www.wsw.com/webcast/jmp8/phh/.
The management presentation will be filed with the Securities and Exchange Commission on Form 8-K on May 19, 2009 and will also be available on the PHH Investor Relations page. The audio will be archived on the PHH website following the conference for approximately 90 days.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2009
Important Additional Information
PHH Corporation, on May 7, 2009, filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders can obtain a free copy of that proxy statement and other documents (when available) that PHH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents are also available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab.
PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the names, affiliations and interests of such individuals is contained PHH’s proxy statement referred to in the preceding paragraph.
Contact Information:
Nancy R. Kyle
856-917-4268